                                                                     EXHIBIT 5.1

                                Quarles & Brady
                            411 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-4497



                                 March 11, 1998



Sybron International Corporation
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Sybron International Corporation ("Sybron") on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed issuance of shares of Sybron Common Stock, $0.01 par value (the "Shares"), to the securityholders of LRS Acquisition Corp. ("LRS") in connection with the statutory merger of Normandy Acquisition Co. ("Acquisition"), a wholly-owned subsidiary of Sybron, with and into LRS (the "Merger"), pursuant to the Agreement and Plan of Reorganization, dated as of January 23, 1998, by and among Sybron, Acquisition, LRS and Liberty Partners Holdings 5, L.L.C. (the "Reorganization Agreement").

     We have examined: (i) Sybron's Restated Articles of Incorporation and Bylaws, as amended to date; (ii) the Reorganization Agreement, which is attached as an appendix to the Proxy Statement/Prospectus contained in the Registration Statement; (iii) the Registration Statement; (iv) corporate proceedings of Sybron and Acquisition relating to the Reorganization Agreement and the transactions contemplated thereby; and (v) such other documents as we have deemed necessary in order to render this opinion. Based on the foregoing, it is our opinion that:

     1. Sybron is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

     2. When (a) the Registration Statement shall have become effective under the Act, (b) the Reorganization Agreement shall have been duly approved by the securityholders of LRS as contemplated therein and in the Registration Statement, (c) the parties shall have received all necessary regulatory approvals required to consummate the Merger, (d) the Merger shall have been duly consummated in accordance with the terms of the Reorganization Agreement and the laws of the States of Delaware and Wisconsin, and (e) up to 4,667,000 Shares have been issued in accordance with the provisions of the Reorganization Agreement, such Shares will have been validly issued and will be fully paid and nonassessable by Sybron, subject to the personal liability imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the

Sybron International Corporation
March 11, 1998
Page 1


          par value of shares owned by them respectively, and to the consideration for which their shares without par value was issued," the Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section 180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the 1983 decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023).

     We have not passed upon the actions of the Board of Directors of LRS to authorize the consummation of the Merger, and have assumed that all necessary action has been taken.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Proxy Statement/Prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,

                              /s/ QUARLES & BRADY

                              QUARLES & BRADY